Exhibit 77C- Matters submitted to a vote of security holders

AllianceBernstein Municipal Income Fund II-Pennsylvania Portfolio

A Special Meeting of the Stockholders of the AllianceBernstein Municipal Income Fund II-Pennsylvania Portfolio (the "Portfolio") was held on
November 15, 2005 and adjourned until December 6, 2005.  At the
November 15, 2005 Meeting, with respect to the first item of business, the election of Trustees, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. At the December 6, 2005 Meeting, with respect to the third item of business, the amendment, elimination, or reclassification as non-fundamental of the fundamental investment restrictions, and the fourth item of business, the reclassification of the Portfolio's fundamental investment objective as non-fundamental with changes to the Portfolio's investment objective, the required number of outstanding shares voted in favor of the proposal, and the proposal was approved. A description of each proposal and number of shares voted at the Meeting are as follows (the proposal numbers shown below correspond to the proposal numbers in the Portfolio's proxy statement):


Voted For
Withheld Authority
1. To elect eight Trustees of the Portfolio, each such Trustee to hold office until his or her successor is duly elected and qualified.





Ruth Block
91,212,049
2,694,097
David H. Dievler
91,221,279
2,684,867
John H. Dobkin
91,242,278
2,663,867
Michael J. Downey
91,267,436
2,638,710
William H. Foulk, Jr.
91,239,025
2,667,120
D. James Guzy
90,901,764
3,004,382
Marc O. Mayer
91,231,955
2,674,190
Marshall C. Turner, Jr.
91,259,021
2,647,125



Voted For
Voted Against

Abstained
Broker
Non-Votes
  3.   To amend, eliminate,
  or reclassify as
  non-fundamental, the
  fundamental investment
  restrictions regarding:





3.B.  Issuing Senior Securities
         and Borrowing Money

7,661,307
372,309
222,743
2,639,800
3.C.  Underwriting Securities

7,712,649
324,784
218,927
2,639,800
3.D.  Concentration of Investments

7,703,742
355,557
217,061
2,639,800
3.E.  Real Estate and Companies
         That Deal In Real Estate

7,659,531
360,101
236,727
2,639,800
3.F.   Commodity Contracts and
         Futures Contracts
7,670,083
349,281
236,995
2,639,800
3.G.   Loans

7,641,786
386,411
228,163
2,639,800
3.H.   Joint Securities Trading
          Accounts

7,677,038
332,241
247,081
2,639,800
3.L.   Purchase of Securities on
         Margin

7,705,168
343,583
207,609
2,639,800
3.M.  Short Sales

7,656,949
391,754
207,657
2,639,800
3.N.  Pledging, Hypothecating,
         Mortgaging, or Otherwise
         Encumbering Assets

7,645,195
395,303
215,861
2,639,800
3.V.  Option Transactions

7,706,491
344,864
205,005
2,639,800





4.B.  The reclassification of the
         Portfolio's fundamental
         investment objective as non-
         fundamental with changes to
         the Portfolio's investment
         objective.
7,411,857
271,194
573,309
2,639,800